UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2023 (the “Closing Date”), Workhorse Group Inc. (the “Company”) consummated the transactions contemplated by the previously disclosed securities purchase agreement (the “Securities Purchase Agreement”) entered into with High Trail Special Situations LLC (the “Investor”) on December 12, 2023. On the Closing Date the Company issued and sold in a registered public offering by the Company directly to the Investor (the “Offering”) a (i) green senior secured convertible note for the principal amount of $20,000,000 (the “Note”) that is convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrant (the “Warrant”) to purchase 25,601,639 shares of Common Stock. The Note was issued pursuant to an indenture (the “Base Indenture”) and supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) that the Company entered into with U.S. Bank Trust Company, National Association, as trustee, on the Closing Date.

As described more fully on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2023, the Securities Purchase Agreement permits, but does not require, the Company to issue up to $20,000,000 of additional pari passu notes (the “Additional Note”) on substantially the same terms as the Notes, on the terms and subject to the conditions set forth in the Securities Purchase Agreement. As in our Current Report on Form 8-K filed on December 12, 2023, if the Company issues any Additional Note, it will also be required to issues warrants (“Additional Warrants”) on substantially the same terms as the Warrant, on the terms and subject to the conditions set forth in the Securities Purchase Agreement.

Note

The Note was issued with original issue discount of 12.5%, resulting in $17,500,000 of proceeds to the Company before fees and expenses. The Note’s stated maturity date is October 1, 2026, and the Note provides that the Investor may, at its option, require us to redeem up to 12.5% of the original principal amount of the Note in cash on the 1st and 15th of each month beginning on January 1, 2024. Accordingly, we expect that the full principal amount of the Note will be recorded on our balance sheet as a short-term liability. The Note will be a senior secured obligation of the Company and rank senior to all unsecured debt of the Company. The Company’s obligations under the Note will be guaranteed by all of its subsidiaries, pursuant to a certain subsidiary guaranty entered into on the Closing Date between the Company, each of its subsidiaries and the Investor in its capacity as collateral agent (the “Collateral Agent”) (the “Guaranty”). The Note will initially be secured by substantially all the assets of the Company and its subsidiaries, pursuant to a security agreement entered into between the Company, each of its subsidiaries and the Collateral Agent (the “Security Agreement”). The Note will not bear interest, other than default interest, if any.

The Note is convertible into Common Stock at a conversion price equal to $.5178 (the “Conversion Price”), subject to customary adjustments for certain corporate events. The Investor may also elect to receive redemption payments in the form of Common Stock on the conversion terms provided in the Note. Subject to certain conditions, the Company can require the Investor to convert the Note at any time if the Daily VWAP (as defined below) of the Company’s Common Stock exceeds 175% of the Conversion Price on each of the immediately preceding 20 consecutive trading days.

The Investor also may require us to redeem the Note in cash in full upon (i) a change of control or other fundamental change at the Company, as described in the Note, at a premium equal to the greater of (a) 115% of the Conversion Value (as defined below) and (b) 105% of the outstanding principal amount of the Note, plus any accrued and unpaid default interest, or (ii) an event of default under the terms of the Note at a premium equal to the greater of (a) 115% of the Conversion Value and (b) 115% of the outstanding principal amount of the Note, plus any accrued and unpaid default interest. As used herein, “Conversion Value” means the outstanding principal amount of the Note, plus any accrued and unpaid default interest, divided by the Conversion Price multiplied by the highest daily volume weighted average price for our Common Stock (the “Daily VWAP”) in the 30 trading days preceding the applicable triggering event.

The Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company to at all times maintain minimum liquidity of the lesser of (i) $10 million and (ii) the then aggregate outstanding principal amount under the Notes and any Additional Notes in a deposit account under the control of the collateral agent. Further, it requires the Company to reserve unissued shares for issuance upon conversion or exercise of all Notes and Warrants, and any Additional Notes and Additional Warrants, if issued, in a number equal to the sum of (A) the greater of (i) 150% of (x) the principal amount outstanding under all Notes and any Additional Notes plus all interest accruable on such outstanding principal amount through the Maturity Date divided by the Daily VWAP for our Common Stock on such applicable determination date and (ii) the maximum number of shares issuable upon the full conversion of all Notes then outstanding and (B) the maximum number of shares issuable upon the full exercise of the Warrants and any Additional Warrants then outstanding. In addition, the Note requires that the Company have cash and cash equivalents of at least (x) $25,000,000 on December 31, 2023, (y) $13,500,000 on January 31, 2024, and (z) of $20,000,000 on February 29, 2024. In the event of a default or event of default under the Note, the Note would accrue default interest at a rate of 15.00% per annum (“Default Interest”) until such default is cured and all outstanding Default Interest has been paid. In addition, in the event we consummate a sale and leaseback transaction with respect to the real property where our Union City plant is located, the Investor may, at its option, require us to use up to half of the proceeds we receive in such a sale leaseback transaction to redeem outstanding principal under the Note.

Warrant

The exercise price per share of Common Stock under the Warrant is $0.4492, which is equal to 115% of the Nasdaq Minimum Price on the date of the Securities Purchase Agreement, subject to adjustments for certain corporate events. The Warrant is immediately exercisable and expires three years after the Closing Date. The Investor has a purchase right that allows the Investor to participate in transactions in which the Company issues or sells certain securities or other property to holders of the Company’s Common Stock (the “Purchase Rights”). The Purchase Rights allow the Investor to acquire, on the terms and conditions applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor would have been able to acquire if the Investor held the number of shares of Common Stock acquirable upon exercise of the Warrant. In the event of a Fundamental Transaction (as defined in the Warrant) that is not a change of control or corporate event as described in the Warrant, the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black-Scholes Value.

The Securities Purchase Agreement, Note, Warrant, Indenture, Guaranty and Security Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the foregoing agreements, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission.

The description of the terms and conditions of the Securities Purchase Agreement, Note, Warrant, Indenture, Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by the full text of (i) the Securities Purchase Agreement, the Note and the Warrant, which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on December 12, 2023 and (ii) the Base Indenture, Supplemental Indenture, Guaranty and Security Agreement which are filed as exhibits to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Note, the Warrant or the shares of Common Stock discussed herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Indenture
10.2	Supplemental Indenture
10.3	Form of Security Agreement
10.4	Form of Guaranty
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 28, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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